Exhibit 10.12

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of November 15, 2006 (the “Effective Date”), by and among Treaty Oak Bancorp, Inc., a Texas corporation (the “Company”), and the Company’s warrantholders set forth on the signature page hereto (each, a “Common Holder” and, collectively, the “Common Holders”).

R E C I T A L S

WHEREAS, Treaty Oak Holdings, Inc., a Texas corporation (“TOHI”), effected a redemption of certain of its shareholders pursuant to a Stock Redemption Agreement, dated as of August 30, 2006 (the “Redemption Agreement”), and such TOHI shareholders were issued warrants to acquire shares of TOHI’s Common Stock (the “TOHI Warrants”); and

WHEREAS, upon the consummation of the proposed merger between TOHI and the Company (the “Merger”), the Company is issuing the holders of the TOHI Warrants replacement Warrants to acquire shares of the Company’s Common Stock (the “Warrants”) and granting certain S-3 registration rights with respect to the shares of Common Stock underlying the Warrants, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

1.             Registration Rights.  The Company covenants and agrees as follows:

1.1.          Definitions.  For purposes of this Agreement:

(a)           The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)           The term “Act” means the Securities Act of 1933, as amended.

(c)           The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.8.

(e)           The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f)            The term “Registrable Securities” means (i) the Common Stock to be issued to the Common Holders upon the timely and proper exercise of the Warrants, (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, and (iii) any shares of Common Stock or other securities issued or issuable in respect of the shares described in (i) or (ii) upon any stock split, stock dividend, recapitalization or similar event; provided, however, that the term “Registrable Securities” shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned and provided further that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

(g)           The number of shares of “Registrable Securities then outstanding” shall be determined by the number of outstanding Registrable Securities held of record by the Holders.

(h)           The term “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(i)            The term “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(j)            The term “SEC” shall mean the Securities and Exchange Commission.

1.2.          Form S-3 Registration.  Subject to the conditions of this Section 1.2, if the Company shall receive from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding and held by the Holders (in the aggregate) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) calendar days of the receipt of the Company’s notice referred to in subsection 1.2(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)           if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) calendar days after receipt of the request of the Holder or Holders under this Section 1.2; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

(iii)          if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for any of the Holders pursuant to this Section 1.2; or

(iv)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(c)           If the Holders requesting registration pursuant to this Section 1.2 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a).  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders requesting registration shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting.

(d)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the requisite number of Holders.  All expenses incurred in connection with a registration requested pursuant to this Section 1.2 (other than underwriting discounts and commissions and fees and disbursements of counsel for the Holders), including (without limitation) all registration, filing, qualification, printer’s fees, accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).

1.3.          Obligations of the Company.  Whenever required under Section 1.2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to:

(a)           Prepare and file with the SEC a registration statement on Form S-3 with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) calendar days or any less period of time in the event the distribution described in the registration statement has been completed;

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)           Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(g)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.4.          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of such Holder’s Registrable Securities.

1.5.          Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.6.          Indemnification.

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each Holder’s officers, directors, partners, legal counsel and accountants, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.6(a) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that (i) occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, and (ii) is unknown to any signatory to the applicable registration statement.

(b)           To the extent permitted by law, each selling Holder, severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, its legal counsel and accountants, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other

Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.6(b) exceed the net proceeds from the offering received by such Holder less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage or liability or any substantially similar loss, claim, damage or liability arising from the sale of such Registrable Securities.

(c)           Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d)           If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect of any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall any Holder be required to contribute an amount in excess of the net proceeds from the offering received by such Holder less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage or liability or any substantially similar loss, claim, damage or liability arising from the sale of such Registrable Securities.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f)            The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and/or the termination of this Agreement.

1.7.          Reports Under Securities Exchange Act of 1934.  With a view to making available the benefits of certain rules and regulations of the SEC, including Rule 144 that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)           take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective; and

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

1.8.          Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who acquires (i) all of the assignor’s Registrable Securities from such Holder or (ii) is a subsidiary, parent, constituent partner or other affiliate of the Holder; provided that in the case of (i) and (ii), (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.  For the purposes of determining the number of shares of Registrable Securities acquired by a transferee or assignee from a Holder, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.9.          “Market Stand-Off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any public offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise.  The foregoing covenants shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements.  The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of the covenants in this Section 1.9 and shall have the right, power and authority to enforce such covenants as though they were a party hereto.

1.10.        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after such time at which any Registrable Securities held by such Holder can be sold in any three-month period without registration in compliance with Rule 144 or Rule 145 of the Act.

2.             Miscellaneous.

2.1.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

2.2.          Waivers and Amendments.  Any term of this Agreement may be amended or amended and restated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and prospectively but not retroactively), only with the written consent of the Company and the written consent of the Holders of at least sixty six and two-thirds percent (66-2/3%) of the Registrable Securities held by all of the Holders.  Any amendment, restatement or waiver affected in accordance with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company; provided, that in the event that such amendment or waiver would treat a Holder or group of Holders in a manner different from any other Holders, then such amendment or waiver will require the consent of such Holder or the Holders of at least sixty-six and two-thirds percent of the Registrable Securities of such group adversely treated.

2.3.          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.4.          Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

2.5.          Notices.  All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Common Holder, at the address set forth in the Company’s records or, at such other address as such Common Holder shall have furnished to the Company or (b) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Common Holders.  All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.

2.6.          Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.7.          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be reformed to the greatest extent possible and limited to any jurisdiction finding such illegality or, if such reformation is not possible, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

2.8.          Aggregation of Stock.  All shares of Registrable Securities of the Company held or acquired by a stockholder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  For purposes of the foregoing, the shares held by any stockholder that (i) is a partnership or corporation shall be deemed to include shares held by affiliated partnerships or the partners, retired partners and stockholders of such holder or members of the “immediate family” (as defined below) of any such partners, retired partners and stockholders, and any custodian or trustee for the benefit of any of the foregoing persons and (ii) is an individual shall be deemed to include shares held by any members of the stockholder’s immediate family (“immediate family” shall include any spouse, father, mother, brother, sister, lineal descendant of spouse or lineal descendant) or to any custodian or trustee for the benefit of any of the foregoing persons.

2.9.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.10.        Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

THE COMPANY:

TREATY OAK BANCORP, INC.

By:
Jeffrey L. Nash, President

Address:	101 Westlake Drive
Austin, Texas 78746

With a copy (which shall not constitute notice) to:

John A. Menchaca, Esq. Jenkens & Gilchrist, a Professional Corporation
401 Congress Avenue, Suite 2500
Austin, Texas 78701
Facsimile: (512) 499-3810

[Counterpart Signature Page to Registration Rights Agreement]

COMMON HOLDERS:

By:
Name:
Title:

[Counterpart Signature Page to Registration Rights Agreement]